SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2005
RURAL CELLULAR CORPORATION

(Exact name of Registrant as Specified in its Charter)
Minnesota

(State or other Jurisdiction of Incorporation)

0-27416	41-1693295

(Commission File Number)	(IRS Employer Identification No.)

3905 Dakota Street S.W.,
Alexandria, Minnesota	56308

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(320) 762-2000

Former Name or Former Address, if Changed Since Last Report
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Press Release

Item 2.02. Results of Operations and Financial Condition.
Today, the Company issued a press release containing information regarding its results of operations for the quarter ended June 30, 2005.
On August 2, 2005 at 8:00 AM CT, a teleconference will be held to discuss RCC’s second quarter performance. To participate in the call, please dial (800) 867-0448, give the operator your name, and company affiliation. To access a replay of this call through August 9, 2005, dial (800) 405-2236 and 11035968# as the pass code. An audio replay of the teleconference can also be accessed by logging onto the Company’s website at www.unicel.com. To access the audio stream, click on the Investor Relations section.
In addition to the financial results determined in accordance with Generally Accepted Accounting Principles (“GAAP”), the press release contains Non-GAAP financial measures (as determined under the SEC Regulation G). Management believes that these Non-GAAP financial measures provide an important perspective on the Company’s operating results and the Company’s ability to service its long-term obligations, to fund continuing growth, and to continue as a going concern. The Company’s earnings release contains a reconciliation of all Non-GAAP financial measures to the most directly comparable GAAP financial measures.
The information provided under this Item 2.02 shall not be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release dated August 1, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RURAL CELLULAR CORPORATION

/s/ Richard P. Ekstrand

Richard P. Ekstrand
President and Chief Executive Officer

Date: August 1, 2005